UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 31, 2012

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2012, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Genworth Financial, Inc. (the “Company”) approved a retention and incentive program for certain key employees of the Company, including the named executive officers, in order to promote execution of our strategic objective to rebuild shareholder value. The retention and incentive program consists of two elements: (1) a severance plan, which is intended to promote retention by providing income security in the event a participant’s employment is terminated under certain circumstances, and (2) retention incentive awards, consisting of (a) a cash-based retention incentive and (b) a stock-based incentive award in the form of stock appreciation rights (“SARs”), which only have value to the extent the stock price appreciates above the grant price. Each of these elements is discussed below.

Severance Plan

The Committee adopted the Genworth Financial, Inc. 2012 Key Employee Severance Plan (the “Severance Plan”) to promote the retention of a selected group of key employees, which includes the Company’s named executive officers, by providing severance benefits in the event their employment is involuntarily terminated under certain circumstances. The Severance Plan shall continue in effect until December 31, 2014.

Severance Plan participants are grouped into one of three tiers of benefits, as selected and designated by the Committee. The Committee selected and designated the following named executive officers to participate in the Severance Plan as Tier I Employees: Martin P. Klein, Patrick B. Kelleher, Leon E. Roday and Kevin D. Schneider.

The following summary of the named executive officer compensation under the Severance Plan is qualified in its entirety by reference to the text of the Severance Plan, a copy of which is filed as an exhibit to this report.

Severance benefits are payable under the Severance Plan only upon the occurrence of a “qualified termination.” A qualified termination is defined as a termination of employment by the Company without “cause,” or a termination of employment by the participating named executive officer for “good reason,” each as defined in the Severance Plan.

To receive severance benefits under the Severance Plan, the named executive officer must execute and deliver to the Company a general release of claims and agree to certain restrictive covenants, including restrictions on the use of confidential information and restrictions on the solicitation of customers and employees for 24 months following a termination of employment for any reason.

Upon the occurrence of a qualified termination, the named executive officer will be entitled to receive the following severance benefits:

•

Severance payment. The named executive officer will receive a lump sum cash severance payment, payable within 60 days of the date of termination in an amount equal to two times base salary plus two times target bonus.

•

Pro rata bonus payment. If the qualified termination occurs during the second half of the Company’s fiscal year, the named executive officer will receive a lump sum cash payment based on the annual bonus that would have been payable with respect to the fiscal year in which the qualified termination occurs (determined at the end of such year based on actual performance results), prorated to the nearest half month.

•

Benefits payment. The named executive officer will receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly cost to provide the group medical, dental, vision, and/or prescription drug plan benefits the employee had been receiving before the qualified termination, multiplied by 12.

•

Partial vesting of equity. Stock options, SARs and other equity awards held by the named executive officer shall become immediately vested as of the participant’s qualified termination only with respect to a number of awards that otherwise would have become vested on the award’s next regularly scheduled vesting date based on continued employment. The remainder of such awards will be forfeited.

•

Continuation of equity exercise period. Vested and unexercised stock options and SARs held by the named executive officer will remain exercisable until the earlier of the first anniversary of the date of the qualified termination or the award’s regular expiration date.

•	Retirement plan provisions. The named executive officer will become fully vested in any funded or unfunded nonqualified pension or deferred compensation plans in which he participates.

A copy of the Severance Plan is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Retention Incentive Awards

The Committee approved retention incentive awards for the Company’s named executive officers that consist of two elements.

The Company’s named executive officers were awarded cash-based retention incentives in the following amounts: Martin P. Klein, Patrick B. Kelleher and Kevin D. Schneider, $1,000,000; and Leon E. Roday, $500,000. The cash-based retention incentives are payable to the named executive officers on December 31, 2014, provided they are still employed by the Company on such date, or earlier under certain limited circumstances such as a termination of employment without “cause” or for “good reason” (as such terms are defined in the severance plan), death or disability.

The form of Cash Retention Award Agreement is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

The Company’s named executive officers were also awarded stock-based incentives in the form of SARs in the following amounts: Martin P. Klein, Patrick B. Kelleher and Kevin D. Schneider, 200,000; and Leon E. Roday, 100,000. Each SAR represents the right to receive an amount payable in shares of the Company’s common stock, equal to the excess, if any, of the fair market value of one share of common stock on the date of exercise (with the stock price maximum appreciation capped at $75.00) over the base price of the SAR, which is equal to the fair market value of the common stock on the date of grant. The SARs have a ten-year term and vest and become exercisable on December 31, 2014, provided the holder is still employed by the Company on such date, or earlier under certain limited circumstances.

The form of Stock Appreciation Rights with a Maximum Share Value - Executive Officer Retention Agreement is attached as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Genworth Financial, Inc. 2012 Key Employee Severance Plan

10.2	Form of Cash Retention Award Agreement

10.3	Form of Stock Appreciation Rights with a Maximum Share Value - Executive Officer Retention Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: November 1, 2012	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel, and Secretary

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